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                                                                   EXHIBIT 10.30


                                    MONEY.Q(4)
                                     FY 2001

PURPOSE

The purpose of the Money.Q(4) Incentive Program is to provide an incentive to motivate and reward eligible employees for achievement of near-term results required to continue the company's growth and profit performance. This is a shared reward for results achieved due to emphasis on team work and employee involvement which helps Aqua-Chem meet its overall financial and business plan objectives.

RESPONSIBILITY

The Administrative Committee is comprised of the Corporate President & CEO, Chief Financial Officer, and the Vice President of Human Resources, and will be responsible for the administration of the Program, subject to review and final approval by the Compensation Committee of the Board of Directors. Included in this responsibility will be the selection of participants and the establishment of financial targets. The Company retains the right to amend, modify or terminate this Program at any time.

AWARD CRITERIA

Operating Income will be used to measure performance. Aqua-Chem Operating Income is defined as Net Sales less Cost of Goods Sold and Selling, General & Administrative (SG&A).

PARTICIPATION

All regular full-time executives reporting directly to the Corporate President and CEO of Aqua-Chem, Inc. will participate. New hires meeting this criteria are eligible to begin participation at the beginning of the quarter following their date of hire. Participation in other incentive plans, however, will exclude employees from participation in this plan. Generally employees who terminate during the Program year will not participate in the annual incentive payout. Employees must be on the payroll on the date of any award payment.

INCENTIVE OPPORTUNITY

The incentive opportunity is based on Aqua-Chem achieving its annual Operating Income target. Individual incentive opportunity will be set by the Company and approved by the Compensation Committee of the Board of Directors. Annual target incentive opportunity will be expressed as a percent of a participant's base pay. These opportunities range from 10% to 50%. When establishing the incentive opportunity, consideration is given but not limited to a number of factors including position, salary grade, overall responsibilities, market information and other incentive opportunity.

Example 1:

      ------------------------------------------------------------ -------------
      Employee's base pay                                          $60,000
      ------------------------------------------------------------ -------------
      Target Incentive Opportunity                                 20%
      ------------------------------------------------------------ -------------
      Annual target incentive                                      $12,000
      ------------------------------------------------------------ -------------


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OTHER DETAILS

Earned incentive payments will be made on or about three weeks following the close of the fiscal year. The Company may delay or modify the manner in which payments are made in the event immediate payment is not practicable. All payments will be made in cash with appropriate deductions for social security, federal, state, local income taxes, other applicable payroll deductions and 401(k). To be eligible, an employee must be on the payroll on the date of any award payment. In the event of modification and/or termination of the Program during the year, the Company, in its sole discretion, will determine and pay pro-rata incentive payments.

The Administrative Committee (comprised of the Corporate President & CEO, Chief Financial Officer, and the Vice President of Human Resources) has final discretionary authority to interpret the Program, to determine eligibility for participation and entitlement to benefits, and to resolve all issues with respect to administration of the Program subject to the review and final approval by the Compensation Committee of the Board of Directors.

Employees who terminate due to retirement, death, or specific written agreement will participate in that year's bonus payout, if any, on a pro-rated basis.


DEFINITIONS:


For the purposes of this Program, the following definitions will apply:


ANNUAL TARGET INCENTIVE: Eligible employee's base pay x the target incentive opportunity.

BASE PAY: Eligible employee's hourly rate (as of the end of each quarter) x
2080.

EARNED INCENTIVE PAYMENTS: Incentive payments earned as a result of Aqua-Chem's achieving its annual Operating Income target.

ELIGIBLE COMPENSATION: This incentive is eligible for the 4% Retirement Plan contribution. Eligible wages include wages and overtime pay. Eligible wages are not reduced by employee contributions made to the 401(k) Plan and/or applied to the cost of health insurance under the employee salary reduction plan pursuant to Section 125 of the Internal Revenue Code.

ELIGIBLE EMPLOYEE: Full-time executives reporting directly to the Corporate President and CEO will be eligible for the Program.

OPERATING INCOME:  Net Sales
                   Less Cost of Goods Sold
                   = Gross Profit
                   Less Selling, General & Administrative (SG&A)
                   = Operating Income

TARGET INCENTIVE: Eligible employee's annual incentive target.

INCENTIVE PAYOUT: Eligible employee's actual incentive earned.

TARGET INCENTIVE OPPORTUNITY: Individual opportunity set by the Company ranging from 10% to 50%.


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SPECIAL ADDENDUM - FY 2001 MONEY Q(4)

As an additional incentive, the following criteria will apply to the annual Operating Income target established for FY 2001. These additional parameters are established and maintained at the sole discretion of the Corporate President and CEO. The Company retains the right to modify, amend or terminate this Addendum at any time.

If Aqua-Chem's annual Operating Income target reaches certain levels, the Corporate President and CEO will declare a special dividend. The criteria and award opportunity for this special dividend are as follows:

               --------------------------------------- ------------------------------------------
                  OPERATING INCOME ACCOMPLISHMENT                  AWARD OPPORTUNITY
               --------------------------------------- ------------------------------------------
               --------------------------------------- ------------------------------------------

                  115% of Operating Income Target      Additional 25% of participant's total
                                                       incentive opportunity

               --------------------------------------- ------------------------------------------

                  129% of Operating Income Target      Additional 50% of participant's total
                                                       incentive opportunity

               --------------------------------------- ------------------------------------------

                  143% of Operating Income Target
                                                       Additional 100% of participant's total
                                                       incentive opportunity

               --------------------------------------- ------------------------------------------


Following Example #1 (page 2 above),

AT 115% OF Operating Income Target, participant receives $12,000 PLUS an additional $3,000 for a year-end payout of $15,000.

AT 129% OF Operating Income, participant receives $12,000 PLUS an additional $6,000 for a year-end payout of $18,000.

AT 143% OF Operating Income, participant receives banked $12,000 PLUS an additional $12,000 for a year-end payout of $24,000.

Base pay, for the purposes of this Special Addendum, will be determined as of the end of Fiscal Year 2001, March 31, 2001.

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